UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2012

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

On March 20, 2012, The Cooper Companies, Inc. (“Cooper”) held its Annual Meeting of Stockholders. The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in Cooper’s definitive Proxy Statement filed with the SEC on February 6, 2012. Each of the proposals was approved by the stockholders as set forth below.

Proposal 1 – Election of a Board of Eight Directors

The following individuals were elected to serve as directors of Cooper until the 2013 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The voting results were as follows:

Nominee	For	Against	Abstain	Broker Non-Vote
A. Thomas Bender (Chairman)	40,129,708	2,050,668	3,413	1,843,235
Michael H. Kalkstein	40,857,699	1,322,738	3,351	1,843,236
Jody S. Lindell	41,044,441	1,135,996	3,351	1,843,236
Donald Press	40,873,445	1,306,890	3,453	1,843,236
Steven Rosenberg	40,869,016	1,311,258	3,515	1,843,235
Allan E. Rubenstein, M.D. (Vice-Chair & Lead Director)	40,857,614	1,322,722	3,453	1,843,235
Robert S. Weiss	40,902,439	1,277,834	3,515	1,843,236
Stanley Zinberg, M.D.	40,900,245	1,280,332	3,211	1,843,236

Proposal 2 – Ratification of KPMG LLP as Independent Registered Public Accounting Firm for the Fiscal Year Ending October 31, 2012

The appointment of KPMG LLP to serve as Cooper’s independent registered public accounting firm for the fiscal year ending October 31, 2012 was ratified. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
43,615,502	406,291	5,231	0

Proposal 3 – Advisory Vote on the Compensation of Named Executive Officers

The stockholders adopted, on an advisory basis, a resolution approving the Company’s compensation of the Named Executive Officers as presented in the Proxy Statement. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
40,850,065	1,143,292	190,432	1,843,235

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 21, 2012 regarding Cooper Annual Stockholder Meeting

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By	/s/ Carol R. Kaufman
Carol R. Kaufman
Executive Vice President, Secretary and Chief Administrative Officer

Dated: March 23, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 21, 2012 regarding Cooper Annual Stockholder Meeting